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                                                                     Exhibit 4.2

                                 July 14, 2000

                             Private & Confidential

                  Senior Subordinated Discount Notes Due 2010

                               Commitment Letter


TeleCorp-Tritel Holding Company
1010 North Glebe Road
Arlington, Virginia  22201
Attn:  Thomas H. Sullivan, Esq.

Ladies and Gentlemen:


          Lucent Technologies Inc. ("Lucent") is pleased to provide its commitment to purchase from TeleCorp-Tritel Holding Company (the name of which is intended to be changed to TeleCorp PCS, Inc.) (the "Company") Senior
                                                       -------
Subordinated Discount Notes Due 2010 (the "Notes") in an aggregate principal
                                           -----
amount which will yield to the Company gross proceeds of $350,000,000. The Notes will be sold pursuant to the Securities Purchase Agreement between Lucent and the Company (the "Securities Purchase Agreement") and will be issued
                      -----------------------------
pursuant to the Indenture of the Company (the "Indenture") each in the form
                                               ---------
attached hereto, with such modifications as Lucent and the Company may mutually agree upon.

          The parties will prepare, execute and deliver mutually acceptable supporting and ancillary documentation to the Indenture and Securities Purchase Agreement, including, without limitation, an exchange and registration rights agreement and the Notes, each modeled upon documents prepared in connection with the Company's 10 5/8% Senior Subordinated Notes due 2010.

          This Commitment Letter is intended as an outline only and does not summarize all the terms, conditions, representations, warranties, defaults and other provisions that are contained in the Indenture and the Securities Purchase Agreement and that will be contained in the ancillary documentation. Lucent's commitment is subject to the absence of any material


Senior Subordinated Discount Notes Due 2010                   Commitment Letter
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adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of TeleCorp-Tritel Holding Company, TeleCorp PCS, Inc. and each of their respective subsidiaries taken as a whole since July 10, 2000.

          Lucent intends to market the Notes to underwriters and financial institutions ("Prospective Purchasers") identified by Lucent in consultation
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with the Company.  The Company agrees to actively assist in the preparation of an Offering Memorandum and other marketing materials to be used in connection with the marketing and sale of the Notes and the hosting, with Lucent, of one or more meetings of underwriters and Prospective Purchasers.

          Lucent will manage all aspects of the sale of the Notes to the Prospective Purchasers, including decisions as to the selection of institutions to be approached, when their commitments will be accepted, which institutions will participate and the allocations of the commitments among the Prospective Purchasers. To assist Lucent in our efforts, the Company agrees promptly to prepare and provide to Lucent all information with respect to the Company and the transactions contemplated hereby, including all financial information and projections (the "Projections"), as Lucent may reasonably request in connection
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with the marketing and sale of the Notes to the Prospective Purchasers.  The
Company hereby represents and covenants that (a) all information other than the Projections (the "Information") that has been or will be made available to
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Lucent by the Company or any of the Company's representatives or advisors does not and will not, when finished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made and (b) the Projections that have been or will be made available to Lucent by the Company or any of the Company's representatives or advisors have been or will be prepared in good faith based upon the reasonable assumptions stated therein. In marketing the sale of the Notes to underwriters and Prospective Purchasers, Lucent will use and rely on the Information and Projections without independent verification thereof.

          By acceptance of this Commitment Letter, the Company agrees (a) to indemnify and hold harmless Lucent, its affiliates and its officers, directors, employees, advisors, and agents (each, an "indemnified person") from and against any and all losses, claims, damages and liabilities to which any such indemnified person may become subject arising out of or in connection with this Commitment Letter and the transactions contemplated thereby, the Notes, the use of proceeds thereof, any related transaction (excluding for this purpose the transactions contemplated by the Procurement Contract (as defined in the attached form of Securities Purchase Agreement)) or any claim, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any indemnified person is a party thereto, and to reimburse each indemnified person upon demand for any legal or other expenses incurred in connection with investigating or defending any of the foregoing; provided that
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the foregoing indemnity will not, as to any indemnified person, apply to losses, claims, damages, liabilities or related expenses to the extent they arise from the willful misconduct or gross negligence of such indemnified person, and (b) to reimburse Lucent and its affiliates on demand for all reasonable out-of-pocket expenses (including due diligence expenses, syndication expenses, consultant's fees and expenses, travel expenses, and reasonable fees, charges and disbursements of counsel) incurred in connection with the Notes. No indemnified person shall be liable for any indirect or consequential damages in connection with its activities related to the Notes. The provisions of

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Senior Subordinated Discount Notes Due 2010                   Commitment Letter
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this paragraph shall survive any termination of this Commitment Letter but shall terminate upon the execution of the documentation referred to in the first and second paragraphs of this Commitment Letter.

          In issuing this commitment and providing its agreement to perform the services described in this Commitment Letter, Lucent is relying on the accuracy of the information furnished to Lucent by the Company.

          Regardless of whether any Notes are issued by the Company under the Indenture or purchased by Lucent under the Securities Purchase Agreement or any documentation relating thereto is executed or any transaction contemplated hereby or thereby is consummated, (i) the Company will promptly reimburse
Lucent, or pay directly, all reasonable out-of-pocket costs and expenses (including, without limitation, the reasonable fees, charges and disbursements of counsel) incurred by Lucent in connection with the proposed transactions and the preparation, execution and delivery of this Commitment Letter, such documentation and any amendments or modification hereof or thereof and (ii) Lucent will promptly reimburse the Company, or pay directly, an amount equal to one-half of the approval fees charged by the senior lenders of the Company and/or Tritel, Inc. ("Tritel") and/or TeleCorp PCS, Inc. (the name of which is
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intended to be changed to TeleCorp Wireless, Inc.) in connection with amendments or waivers which incorporate consents required in order to consummate the transactions described in this Commitment Letter.

          This Commitment Letter may be modified only in writing by the parties hereto and shall be binding upon the Company and its successors. This Commitment Letter may be executed in any number of counterparts each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Commitment Letter by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. This Commitment Letter shall be governed by, and construed in accordance with, the laws of the State of New York. The Company and Lucent each hereby irrevocably waive all right to trial by jury in any action, proceeding or counterclaim (whether based on contract or otherwise) arising out of or relating to this Commitment Letter, the transactions contemplated hereby or the actions of Lucent in the negotiation, performance or enforcement hereof.

          Please evidence your acceptance of the provisions of this Commitment Letter, and the other matters referred to above by signing the enclosed copies of this Commitment Letter and returning it no later than July 14, 2000. This offer will terminate on such date unless prior thereto we shall have received signed copies of this Commitment Letter. After your acceptance of this Commitment Letter, the commitment of Lucent hereunder shall in no event be available after the earlier to occur of June 30, 2002 and the first anniversary of the consummation of the merger of Tritel and TeleCorp PCS, Inc., if definitive documentation shall not have been executed by such date.

                             [signatures next page]

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Senior Subordinated Discount Notes Due 2010                   Commitment Letter
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                                              Sincerely,

                                              LUCENT TECHNOLOGIES INC.



                                              By: /s/ Lucent Technologies, Inc.
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                                                    Title:


ACCEPTED this 14th day of  July 2000

TELECORP-TRITEL HOLDING COMPANY



By: /s/ Thomas H. Sullivan
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    Title: Vice President, Treasurer
           and Secretary

Senior Subordinated Discount Notes Due 2010                   Commitment Letter